Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Katie Strohacker, Senior Director of Investor Relations (617) 796-8251 www.ta-petro.com
TravelCenters of America LLC Announces Second Quarter 2018 Financial Results
Robust Performance by Travel Centers Segment Including Truck Service Growth Programs;
Quarterly Loss Due to Impairment Charge
____________________________________________________________________________________

Westlake, OH (August 6, 2018): TravelCenters of America LLC (Nasdaq: TA) today announced financial results for the three and six months ended June 30, 2018:

(in thousands, except per share and per gallon amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Total revenues	$1,840,685	$1,499,759	$3,425,372	$2,891,431
Loss before income taxes	(42,964)	(5,303)	(57,668)	(53,976)
Net loss	(33,924)	(2,939)	(44,002)	(32,314)
Net loss attributable to common shareholders	(33,978)	(2,986)	(44,090)	(32,384)

Net loss per common share attributable to common shareholders (basic and diluted)	$(0.85)	$(0.08)	$(1.10)	$(0.82)

Supplemental Data:
Fuel sales volume (gallons):
Diesel fuel	413,466	412,629	809,349	807,334
Gasoline	137,288	139,718	255,624	259,169
Total fuel sales volume	550,754	552,347	1,064,973	1,066,503

Fuel revenues	$1,297,721	$976,219	$2,397,848	$1,899,093
Fuel gross margin	88,792	91,764	182,351	164,927
Fuel gross margin per gallon	$0.161	$0.166	$0.171	$0.155

Nonfuel revenues	$538,863	$518,768	$1,019,260	$982,936
Nonfuel gross margin	310,829	294,175	593,231	561,972
Nonfuel gross margin percentage	57.7%	56.7%	58.2%	57.2%

Non-GAAP Measures:(1)
Adjusted net (loss) income	$(2,354)	$405	$(29,108)	$(20,615)
Adjusted net (loss) income per common share attributable to common shareholders (basic and diluted)	$(0.05)	$0.01	$(0.72)	$(0.52)
EBITDA	$45,314	$31,184	$65,746	$21,695
Adjusted EBITDA	36,308	36,622	34,594	35,491

(1)
A reconciliation from net loss and net loss per common share attributable to common shareholders, as applicable, the financial measures determined in accordance with general accepted accounting principles, or GAAP, to the non-GAAP measures disclosed herein are included in the supplemental tables below.

Andrew J. Rebholz, TA's CEO, made the following statement regarding the 2018 second quarter results:
"During the 2018 second quarter, we continued to produce positive results from the growth and cost savings initiatives we have been pursuing. In our travel centers segment, each of nonfuel revenues and nonfuel gross margin grew at 5.5% and 6.7%, respectively, as compared to the 2017 second quarter, reflecting the continued growth in our commercial tire dealer, RoadSquad OnSite® mobile maintenance, and RoadSquad® roadside assistance and call center programs. On a same site basis, our consolidated site level gross margin in excess of site level operating expenses improved over the prior year quarter by 6.8% (up 7.4% in the travel center segment and slightly declined in the convenience store segment), reflecting our success in our truck service growth initiatives, the changes we are making in our restaurants and other initiatives to increase revenues and control costs.
"In addition, we are pleased to announce that we have commenced plans to more aggressively grow our travel center network, including by acquisition, development and franchising and also through the introduction of our newly developed smaller format TA Express concept that will be rolled out in the coming months. We are also pleased to announce that in July we began implementing our convenience store loyalty program and expect to have that program, named GoGo Rewards, fully implemented during the third quarter.
"We also recognized a $51.5 million charge during the second quarter to impair goodwill in our convenience stores segment. Despite this impairment charge, we expect that our convenience stores' operating results will improve in the second half of 2018."
Business Commentary
Fuel sales volume for the 2018 second quarter decreased by 1.6 million gallons, or 0.3%, due to a same site fuel sales volume decline of 5.2 million gallons, or 1.0%, and a net increase of 3.6 million gallons in fuel sales volume at sites opened or closed since the beginning of the 2017 second quarter, each as compared to the 2017 second quarter. TA believes the fuel sales volume decrease on a same site basis experienced during the 2018 second quarter primarily resulted from the continued effects of fuel efficiency gains and increased competition, partially offset by the effects of TA's fuel pricing and marketing strategies. Fuel revenues increased by $321.5 million, or 32.9%, in the 2018 second quarter as compared to the 2017 second quarter, primarily due to higher market prices for fuel during the 2018 second quarter. Fuel gross margin decreased by $3.0 million, or 3.2%, as compared to the 2017 second quarter, primarily as a result of the slight fuel sales volume decline and TA's loyalty program having a larger impact on fuel gross margin in the 2018 second quarter than it did in the 2017 second quarter.
Nonfuel revenues increased by $20.1 million, or 3.9%, in the 2018 second quarter as compared to the 2017 second quarter, including a $15.7 million same site increase and a $4.4 million increase attributable to new sites. The increase on a same site basis was primarily due to growth in TA's truck service program and the positive impact of certain of TA's marketing initiatives. Nonfuel gross margin increased by $16.7 million, or 5.7%, in the 2018 second quarter as compared to the 2017 second quarter, including a $13.9 million same site increase and a $2.8 million increase attributable to recently acquired and developed sites. The increase in nonfuel gross margin was primarily due to the increase in nonfuel revenues and an increase in the nonfuel gross margin percentage. The nonfuel gross margin percentage was 57.7% for the 2018 second quarter as compared to 56.7% for the 2017 second quarter; the increase in the nonfuel gross margin percentage was primarily due to a change in the mix of products and services sold, including the growth of TA's truck service program.
Site level operating expenses increased by $3.3 million, or 1.3%, in the 2018 second quarter as compared to the 2017 second quarter due to a $2.6 million increase from new sites since the beginning of the 2017 second quarter and a $0.7 million same site increase. The increase on a same site basis was primarily due to increased labor costs to support the increase in nonfuel sales. Site level operating expenses as a percentage of nonfuel revenues improved to 47.6% for the 2018 second quarter as compared to 48.8% for the 2017 second quarter. The improvement in site level operating expenses as a percentage of nonfuel revenues was primarily the result of the growth in TA's truck service program and TA's cost saving initiatives, as well as excess transaction fees of $2.8 million charged by Comdata, Inc., or Comdata, in the 2017 second quarter, which excess transaction fees Comdata repaid to TA later in 2017 pursuant to a court order.
Selling, general and administrative expenses for the 2018 second quarter decreased by $8.3 million, or 21.8%, as compared to the 2017 second quarter, primarily attributable to $10.1 million of reimbursed litigation expenses collected from Comdata during the 2018 second quarter, partially offset by a $1.8 million increase in compensation expense due to the retirement of TA's former Chief Executive Officer as well as annual salary increases and increased headcount, and a $1.4 million increase in legal fees in connection with matters unrelated to Comdata.

Real estate rent expense increased by $2.1 million, or 3.1%, in the 2018 second quarter as compared to the 2017 second quarter, primarily from TA's sale to, and lease back from, Hospitality Properties Trust, or HPT, of one travel center in May 2017 and improvements at leased sites since the beginning of the 2017 second quarter.
Depreciation and amortization expense increased by $1.3 million, or 4.4%, in the 2018 second quarter as compared to the 2017 second quarter primarily resulting from write offs of certain assets and the growth in depreciable assets as a result of the locations acquired and other capital investments TA completed (and did not subsequently sell to HPT) since the beginning of the 2017 second quarter.
TA recognized a goodwill impairment charge of $51.5 million during the 2018 second quarter in its convenience stores segment. Prior to this impairment charge, the total amount of convenience store segment assets was approximately $466.6 million, including $69.9 million of goodwill. The impairment charge reflects the amount by which the carrying value of the segment exceeded its estimated fair value. More specifically, this charge primarily is due to the results in this segment failing to meet TA's projections in connection with convenience store acquisitions completed in 2013 through 2016, as well as changes in certain assumptions that affect the business valuations, including an increase in the discount rate applied.
Net loss for the 2018 second quarter was $33.9 million as compared $2.9 million for the 2017 second quarter. Adjusted net loss for the 2018 second quarter was $2.4 million as compared to adjusted net income of $0.4 million for the 2017 second quarter. The change in adjusted net loss was primarily due to a slight decline in site level gross margin in excess of site level operating expenses in TA's convenience store segment and in corporate and other of $0.2 million and $0.4 million, respectively, as well as the increase in selling, general and administrative expenses of $3.3 million and in real estate rent expense of $2.1 million, partially offset by a $7.5 million increase in site level gross margin in excess of site level operating expenses in TA's travel center segment.
Net loss per common share attributable to common shareholders for the 2018 second quarter was $0.85 as compared to $0.08 for the 2017 second quarter. Adjusted net loss per common share attributable to common shareholders for the 2018 second quarter was $0.05 as compared to adjusted net income per common share attributable to common shareholders for the 2017 second quarter of $0.01.
Adjusted EBITDA for the 2018 second quarter decreased by $0.3 million as compared to the 2017 second quarter.
Travel Centers Segment
Fuel sales volume increased modestly for the 2018 second quarter as compared to the 2017 second quarter due to new locations. Same site fuel sales volume decreased by 4.5 million gallons, or 1.0%, due to the continued effects of fuel efficiency gains and increased competition, partially offset by TA's fuel pricing and marketing strategies. Fuel revenues increased by $289.6 million, or 34.7%, in the 2018 second quarter as compared to the 2017 second quarter primarily due to higher market prices for fuel and from sites acquired since the beginning of the 2017 second quarter. Fuel gross margin decreased by $2.3 million, or 3.0%, to $73.9 million due to lower fuel gross margin per gallon.
Nonfuel revenues increased by $23.9 million, or 5.5%, in the 2018 second quarter as compared to the 2017 second quarter primarily due to an $18.8 million, or 4.3%, increase on a same site basis primarily as a result of growth in TA's truck service program and the positive impact of certain of TA's marketing initiatives. Nonfuel gross margin increased by $17.5 million, or 6.7%, in the 2018 second quarter as compared to the 2017 second quarter due to an increase in nonfuel revenues and an increase in the nonfuel gross margin percentage. Nonfuel gross margin percentage was 60.8% in the 2018 second quarter as compared to 60.1% in the 2017 second quarter; the increased nonfuel gross margin percentage was primarily the result of changes in TA's mix of products and services sold.
Site level gross margin in excess of site level operating expenses increased by $10.3 million, or 8.4%, in the 2018 second quarter as compared to the 2017 second quarter primarily due to an increase at same sites. On a same site basis, (224 locations) site level gross margin in excess of site level operating expenses increased in the 2018 second quarter by $9.0 million, or 7.4%, as compared to the 2017 second quarter, primarily due to the following factors:

•
an increase in nonfuel gross margin due to the increase in nonfuel revenues and an increase in nonfuel gross margin percentage that primarily was due to the change in the mix of products and services sold; and

•
an improvement in site level operating expenses as a percentage of nonfuel revenues that primarily was due to growth in TA's truck service programs, cost savings initiatives and the excess transaction fees charged by Comdata in 2017, which excess transaction fees Comdata subsequently repaid to TA pursuant to a court order.

These increases were partially offset by a decrease in fuel gross margin due to the decline in fuel sales volume and TA's loyalty program having a larger impact on fuel gross margin in the 2018 second quarter as compared to the 2017 second quarter.
Convenience Stores Segment
Fuel sales volume decreased by 1.2 million gallons, or 1.9%, for the 2018 second quarter as compared to the 2017 second quarter. This decrease was primarily due to the continued effects of increased competition at same sites and three locations TA closed in 2018. Fuel revenues increased by $27.3 million, or 22.3%, in the 2018 second quarter as compared to the 2017 second quarter primarily due to higher market prices for fuel, partially offset by a decrease in fuel sales volume on a same site basis due to competition and three locations TA closed in 2018. Fuel gross margin decreased by $0.7 million, or 4.5%, to $14.8 million as a result of the decrease in fuel sales volume.
Nonfuel revenues decreased by $2.3 million, or 3.2%, in the 2018 second quarter as compared to the 2017 second quarter primarily due to a decrease in nonfuel revenues on a same site basis primarily due to increased competition. Nonfuel gross margin decreased by $0.2 million, or 0.7%, in the 2018 second quarter as compared to the 2017 second quarter. Nonfuel gross margin percentage was 35.8% in the 2018 second quarter as compared to 34.9% in the 2017 second quarter. The increase in the nonfuel gross margin percentage was primarily the result of changes in TA's mix of products sold.
Site level gross margin in excess of site level operating expenses decreased in the 2018 second quarter by $0.2 million, or 1.9%, as compared to the 2017 second quarter due to three locations TA closed in 2018 and a decrease on a same site basis. On a same site basis (226 locations) site level gross margin in excess of site level operating expenses decreased in the 2018 second quarter by 0.1% as compared to the 2017 second quarter.
Conference Call:
On Monday, August 6, 2018, at 10:00 a.m. Eastern time, TA will host a conference call to discuss its financial results and other activities for the three months ended June 30, 2018. Following management's remarks, there will be a question and answer period.
The conference call telephone number is 877-329-4614. Participants calling from outside the United States and Canada should dial 412-317-5437. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available for about a week after the call. To hear the replay, dial 412-317-0088. The replay pass code is 10121848.
A live audio webcast of the conference call will also be available in a listen only mode on TA's website at www.ta-petro.com. To access the webcast, participants should visit TA's website about five minutes before the call. The archived webcast will be available for replay on TA's website for about one week after the call. The transcription, recording and retransmission in any way of TA's second quarter conference call is strictly prohibited without the prior written consent of TA. The Company's website is not incorporated as part of this press release.

About TravelCenters of America LLC:
TA's nationwide business includes travel centers located in 43 U.S. states and in Canada, standalone convenience stores in 11 states and standalone restaurants in 13 states. TA's travel centers operate under the "TravelCenters of America," "TA," "Petro Stopping Centers" and "Petro" brand names and offer diesel and gasoline fueling, restaurants, truck repair services, travel/convenience stores and other services which are designed to provide attractive and efficient travel experiences to professional drivers and other motorists. TA's convenience stores operate principally under the "Minit Mart" brand name and offer gasoline fueling as well as nonfuel products and services such as coffee, groceries, some fresh foods and other convenience items. TA's standalone restaurants operate principally under the "Quaker Steak & Lube" brand name.

WARNING CONCERNING FORWARD LOOKING STATEMENTS
THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. WHENEVER TA USES WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "INTEND," "PLAN," "ESTIMATE," "WILL," "MAY" AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA'S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY TA'S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. AMONG OTHERS, THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS PRESS RELEASE THAT MAY NOT OCCUR INCLUDE:

•
IN THIS PRESS RELEASE, TA'S CHIEF EXECUTIVE OFFICER, ANDREW REBHOLZ, STATES THAT TA CONTINUED TO PRODUCE POSITIVE RESULTS FROM THE GROWTH AND COST SAVINGS INITIATIVES TA HAS BEEN PURSUING AND HE REFERENCED VARIOUS EXAMPLES IN SUPPORT OF HIS STATEMENTS. THESE STATEMENTS MAY IMPLY THAT TA WILL CONTINUE TO PURSUE ITS GROWTH AND COST SAVINGS INITIATIVES AND THAT THOSE INITIATIVES WILL PRODUCE POSITIVE RESULTS FOR TA IN THE FUTURE. HOWEVER, TA'S BUSINESS IS SUBJECT TO VARIOUS RISKS, INCLUDING RISKS OUTSIDE ITS CONTROL. TA MAY FAIL TO SUCCESSFULLY EXECUTE ON THESE INITIATIVES IN THE FUTURE OR THESE INITIATIVES MAY NOT PRODUCE POSITIVE RESULTS FOR TA. FURTHER, TA MAY DETERMINE NOT TO CONTINUE TO PURSUE THESE INITIATIVES;

•
IN THIS PRESS RELEASE, MR. REBHOLZ STATES THAT TA HAS COMMENCED PLANS TO MORE AGGRESSIVELY GROW ITS TRAVEL CENTER NETWORK, INCLUDING BY ACQUISITION, DEVELOPMENT AND FRANCHISING AND ALSO THROUGH THE INTRODUCTION OF ITS NEWLY DEVELOPED SMALLER FORMAT TA EXPRESS CONCEPT THAT WILL BE ROLLED OUT IN THE COMING MONTHS. THIS MAY IMPLY THAT TA WILL SUCCESSFULLY EXECUTE THIS STRATEGY AND THAT TA'S OPERATING RESULTS AND PROFITABILITY WILL IMPROVE AS A RESULT. HOWEVER, TA MAY FAIL TO EXECUTE THIS GROWTH STRATEGY SUCCESSFULLY AND TA'S OPERATING RESULTS AND PROFITABILITY MAY NOT IMPROVE AND COULD DECLINE AS A RESULT OF TA'S PURSUIT OF THIS STRATEGY;

•
IN THIS PRESS RELEASE, MR. REBHOLZ STATES THAT TA HAS BEGUN IMPLEMENTING ITS CONVENIENCE STORE LOYALTY PROGRAM AND THAT IT EXPECTS TO HAVE THAT PROGRAM FULLY IMPLEMENTED DURING THE THIRD QUARTER OF 2018. MR. REBHOLZ FURTHER STATES THAT TA EXPECTS ITS CONVENIENCE STORES' OPERATING RESULTS WILL IMPROVE IN THE SECOND HALF OF 2018. TA MAY FAIL TO SUCCESSFULLY IMPLEMENT ITS LOYALTY PROGRAM AND ITS CONVENIENCE STORES' OPERATING RESULTS MAY NOT IMPROVE AS A RESULT OF THIS PROGRAM OR OTHERWISE; AND

•
STATEMENTS IN THIS PRESS RELEASE ABOUT IMPROVED OPERATING RESULTS, COST SAVINGS AND INCREASING GROSS MARGINS MAY IMPLY THAT TA'S BUSINESS MAY BE PROFITABLE IN THE FUTURE. HOWEVER, CERTAIN OF THOSE IMPROVEMENTS RESULTED FROM UNIQUE ITEMS THAT MAY NOT OCCUR AGAIN. IN ADDITION, SINCE TA BECAME PUBLICLY OWNED IN 2007, TA'S OPERATIONS HAVE GENERATED LOSSES AND ONLY OCCASIONALLY GENERATED PROFITS. TA MAY BE UNABLE TO PRODUCE FUTURE PROFITS AND TA'S LOSSES MAY INCREASE.

THE INFORMATION CONTAINED IN TA'S PERIODIC REPORTS, INCLUDING TA'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2017, WHICH HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, OR SEC, AND TA'S QUARTERLY REPORTS ON FORM 10-Q FOR THE PERIODS ENDED MARCH 31, 2018 AND JUNE 30, 2018, WHICH HAVE BEEN OR WILL BE FILED WITH THE SEC, UNDER THE CAPTION "RISK FACTORS," OR ELSEWHERE IN THOSE REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM TA'S FORWARD LOOKING STATEMENTS. TA'S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV.
YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.
EXCEPT AS REQUIRED BY LAW, TA DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENT AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended June 30,
	2018	2017
Revenues:
Fuel	$1,297,721	$976,219
Nonfuel	538,863	518,768
Rent and royalties from franchisees	4,101	4,772
Total revenues	1,840,685	1,499,759

Cost of goods sold (excluding depreciation):
Fuel	1,208,929	884,455
Nonfuel	228,034	224,593
Total cost of goods sold	1,436,963	1,109,048

Operating expenses:
Site level operating	256,284	252,946
Selling, general and administrative	29,959	38,299
Real estate rent	71,257	69,144
Depreciation and amortization	29,918	28,649
Impairment of goodwill	51,500	—
Total operating expenses	438,918	389,038

(Loss) income from operations	(35,196)	1,673

Acquisition costs	—	63
Interest expense, net	6,860	7,838
(Loss) income from equity investees	(908)	925
Loss before income taxes	(42,964)	(5,303)
Benefit for income taxes	9,040	2,364
Net loss	(33,924)	(2,939)
Less: net income for noncontrolling interests	54	47
Net loss attributable to common shareholders	$(33,978)	$(2,986)

Net loss per common share attributable to common shareholders:
Basic and diluted	$(0.85)	$(0.08)
These financial statements should be read in conjunction with TA's Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Six Months Ended June 30,
	2018	2017
Revenues:
Fuel	$2,397,848	$1,899,093
Nonfuel	1,019,260	982,936
Rent and royalties from franchisees	8,264	9,402
Total revenues	3,425,372	2,891,431

Cost of goods sold (excluding depreciation):
Fuel	2,215,497	1,734,166
Nonfuel	426,029	420,964
Total cost of goods sold	2,641,526	2,155,130

Operating expenses:
Site level operating	505,844	498,861
Selling, general and administrative	67,994	79,602
Real estate rent	142,069	137,143
Depreciation and amortization	57,466	60,449
Impairment of goodwill	51,500	—
Total operating expenses	824,873	776,055

Loss from operations	(41,027)	(39,754)

Acquisition costs	—	203
Interest expense, net	14,448	15,222
(Loss) income from equity investees	(2,193)	1,203
Loss before income taxes	(57,668)	(53,976)
Benefit for income taxes	13,666	21,662
Net loss	(44,002)	(32,314)
Less: net income for noncontrolling interests	88	70
Net loss attributable to common shareholders	$(44,090)	$(32,384)

Net loss per common share attributable to common shareholders:
Basic and diluted	$(1.10)	$(0.82)
These financial statements should be read in conjunction with TA's Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	June 30, 2018	December 31, 2017
Assets:
Current assets:
Cash and cash equivalents	$78,189	$36,082
Accounts receivable, net	162,588	125,501
Inventory	216,063	209,640
Other current assets	26,446	27,295
Total current assets	483,286	398,518

Property and equipment, net	980,894	1,001,090
Goodwill	43,099	93,859
Other intangible assets, net	31,946	34,383
Other noncurrent assets	101,688	90,282
Total assets	$1,640,913	$1,618,132

Liabilities and Shareholders' Equity:
Current liabilities:
Accounts payable	$193,232	$155,581
Current HPT Leases liabilities	41,693	41,389
Other current liabilities	162,388	130,328
Total current liabilities	397,313	327,298

Long term debt, net	320,077	319,634
Noncurrent HPT Leases liabilities	361,413	368,782
Other noncurrent liabilities	35,743	35,923
Total liabilities	1,114,546	1,051,637

Shareholders' equity (39,771 and 39,984 common shares outstanding at June 30, 2018 and December 31, 2017, respectively)	526,367	566,495
Total liabilities and shareholders' equity	$1,640,913	$1,618,132
These financial statements should be read in conjunction with TA's Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)

TA believes the non-GAAP financial measures presented in the tables below are meaningful supplemental disclosures because they may help investors gain a better understanding of changes in TA's operating results and its ability to pay rent or service debt when due, make capital expenditures and expand its business. These non-GAAP financial measures also may help investors to make comparisons between TA and other companies and to make comparisons of TA's financial and operating results between periods.
TA believes that adjusted net (loss) income and adjusted net (loss) income per common share attributable to common shareholders are meaningful disclosures that may help investors to better understand TA's financial performance by providing financial information that represents TA's operating results without the effects of items that do not result directly from TA's normal recurring operations and may allow investors to better compare TA's performance between periods and to the performance of other companies. Management uses these measures in developing internal budgets and forecasts and analyzing TA's performance.
TA believes that EBITDA and adjusted EBITDA are meaningful disclosures that may help investors to better understand TA's financial performance, including by allowing investors to compare TA's performance between periods and to the performance of other companies. Management uses EBITDA and adjusted EBITDA to evaluate TA's financial performance and compare TA's performance over time and to the performance of other companies. Management also uses these measures in developing internal budgets and forecasts and analyzing its performance. TA calculates EBITDA as earnings before interest, taxes, depreciation and amortization and impairment of goodwill, as shown below. TA calculates adjusted EBITDA by excluding items that are considered not to be normal, recurring, cash operating expenses or gains or losses. TA also believes that adjusted EBITDA provides financial information that represents TA's operating results without the effects of items that do not result directly from TA's normal recurring operations.
The non-GAAP financial measures TA presents should not be considered as alternatives to net loss attributable to common shareholders, net loss or loss from operations as an indicator of TA's operating performance or as a measure of TA's liquidity. Also, the non-GAAP financial measures TA presents may not be comparable to similarly titled amounts calculated by other companies.
TA believes that net loss is the most directly comparable GAAP financial measure to adjusted net (loss) income, EBITDA and adjusted EBITDA and that net loss per common share attributable to common shareholders is the most directly comparable GAAP financial measure to adjusted net (loss) income per common share attributable to common shareholders. The following tables present the reconciliations of the non-GAAP financial measures to the respective most directly comparable GAAP financial measures for the three and six months ended June 30, 2018 and 2017.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Calculation of adjusted net (loss) income:
Net loss	$(33,924)	$(2,939)	$(44,002)	$(32,314)
Add: Impairment of goodwill(1)	51,500	—	51,500	—
Add: Incremental share based compensation expense(2)	1,039	113	2,066	286
(Less) add: Comdata legal expenses(3)	(10,045)	2,527	(9,967)	8,899
Less: Comdata interest income(3)	(568)	—	(568)	—
Add: Comdata excess transaction fees(4)	—	2,798	—	4,611
Less: Federal biodiesel tax credit(5)	—	—	(23,251)	—
Add: Asset write offs(6)	—	—	—	5,227
Less: Income tax benefit(7)	(10,356)	(2,094)	(4,886)	(7,324)
Adjusted net (loss) income	$(2,354)	$405	$(29,108)	$(20,615)

TRAVELCENTERS OF AMERICA LLC
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Calculation of adjusted net (loss) income per common share attributable to common shareholders:
Net loss per common share attributable to common shareholders	$(0.85)	$(0.08)	$(1.10)	$(0.82)
Add: Impairment of goodwill(1)	1.29	—	1.29	—
Add: Incremental share based compensation expense(2)	0.03	0.01	0.05	0.01
(Less) add: Comdata legal expenses(3)	(0.25)	0.06	(0.25)	0.23
Less: Comdata interest income(3)	(0.01)	—	(0.01)	—
Add: Comdata excess transaction fees(4)	—	0.07	—	0.12
Less: Federal biodiesel tax credit(5)	—	—	(0.58)	—
Add: Asset write offs(6)	—	—	—	0.13
Less: Income tax benefit(7)	(0.26)	(0.05)	(0.12)	(0.19)
Adjusted net (loss) income per common share attributable to common shareholders	$(0.05)	$0.01	$(0.72)	$(0.52)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Calculation of EBITDA and adjusted EBITDA:
Net loss	$(33,924)	$(2,939)	$(44,002)	$(32,314)
Less: Benefit for income taxes	(9,040)	(2,364)	(13,666)	(21,662)
Add: Depreciation and amortization	29,918	28,649	57,466	60,449
Add: Impairment of goodwill	51,500	—	51,500	—
Add: Interest expense, net	6,860	7,838	14,448	15,222
EBITDA	45,314	31,184	65,746	21,695
Add: Incremental share based compensation expense(2)	1,039	113	2,066	286
(Less) add: Comdata legal expenses(3)	(10,045)	2,527	(9,967)	8,899
Add: Comdata excess transaction fees(4)	—	2,798	—	4,611
Less: Federal biodiesel tax credit(5)	—	—	(23,251)	—
Adjusted EBITDA	$36,308	$36,622	$34,594	$35,491

(1)	Impairment of goodwill. During the three and six months ended June 30, 2018, TA recognized a goodwill impairment charge of $51.5 million in the convenience store reporting unit.

(2)
Incremental share based compensation expense. As part of TA's retirement agreements with certain former officers, TA agreed to accelerate the vesting of previously granted share awards. This acceleration resulted in incremental share based compensation expense of $1.0 million and $2.1 million for the three and six months ended June 30, 2018, respectively, and $0.1 million and $0.3 million for the three and six months ended June 30, 2017, respectively, as compared to what TA would have expensed in the absence of these retirement agreements.

TRAVELCENTERS OF AMERICA LLC
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)

(3)
Comdata legal expenses. During the three and six months ended June 30, 2018, TA incurred $37 thousand and $0.1 million, respectively, of legal fees in its litigation with Comdata. During the three and six months ended June 30, 2017, TA incurred $2.5 million, and $8.9 million, respectively, of legal fees in its litigation with Comdata. TA's attorneys' fees and costs related to this matter totaled $10.6 million through June 30, 2018. On April 9, 2018, the Court of Chancery of the State of Delaware, or the Court, entered its final order and judgment, or the Order. Pursuant to the Order, Comdata was required to, among other things, reimburse TA for attorneys' fees and costs, together with interest, in the amount of $10.7 million, which TA collected in May 2018. As a result, TA recognized a $10.1 million reduction in selling, general and administrative expenses and $0.6 million of interest income for the three and six months ended June 30, 2018.

(4)
Comdata excess transaction fees. From February 1, 2017, until mid-September 2017, Comdata unilaterally withheld increased fees from transaction settlement payments due to TA under an agreement between TA and Comdata under which TA agreed to accept Comdata issued fuel cards through January 2, 2022, for certain purchases by TA's customers in exchange for fees payable by TA to Comdata, or the Merchant Agreement. During the three and six months ended June 30, 2017, TA incurred $2.8 million and $4.6 million, respectively, of excess transaction fees. On September 11, 2017, the Court issued its post-trial Memorandum Opinion. The Court found that TA was entitled to, among other things, an order requiring Comdata to specifically perform under the Merchant Agreement, and awarded damages to TA and against Comdata for the difference between the higher transaction fees paid to Comdata since February 1, 2017, and what TA would have paid during this period under the fee structure in the Merchant Agreement. In November 2017, TA recovered $6.9 million for the amount of excess transaction fees.

(5)
Federal biodiesel tax credit. On February 8, 2018, legislation was passed that retroactively reinstated the 2017 federal biodiesel tax credit. The federal biodiesel tax credit for 2017 was $23.3 million and was recognized in the six months ended June 30, 2018.

(6)	Asset write offs. During the six months ended June 30, 2017, TA wrote off assets totaling $5.2 million, respectively, in connection with TA's cost reduction initiatives.

(7)
Non-GAAP financial measures net tax impact. The tax impact of the exclusion of the above items from net loss to arrive at adjusted net (loss) income was calculated using TA's estimated statutory rate of 24.7% and 38.5% for the three and six months ended June 30, 2018 and 2017, respectively. The change in the estimated statutory rate is due to the Tax Cuts and Jobs Act enacted in December 2017, which reduced the federal corporate income tax rate from 35% to 21%.

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL RECENTLY ISSUED ACCOUNTING PRONOUNCEMENT EFFECT
(in thousands, except per gallon amounts)

In May 2014, the Financial Accounting Standards Board, or the FASB, issued Accounting Standards Update 2014-09, Revenue from Contracts with Customers, or ASU 2014-09, which established a comprehensive revenue recognition standard under GAAP for almost all industries. TA adopted ASU 2014-09 on January 1, 2018, using the full retrospective method, which required that TA restate its consolidated financial statements for prior year comparative periods. Although the majority of TA's revenue is initiated at the point of sale, the implementation of this standard impacted the accounting for TA's loyalty programs, initial franchise fees and advertising contributions received from franchisees.
The recognition of loyalty awards in accordance with ASU 2014-09 resulted in a reclassification between nonfuel and fuel revenues. This reclassification resulted in a decrease to fuel gross margin per gallon and an increase to nonfuel gross margin percentage. The adjusted fuel revenues, fuel gross margin per gallon, nonfuel revenues and nonfuel gross margin percentage for each quarter of 2017 and 2016 and for the years ended December 31, 2017 and 2016, is as follows:

	As Reported	Adoption of ASU 2014-09	As Adjusted
Fuel revenues:
Three months ended March 31, 2017	$935,296	$(12,422)	$922,874
Three months ended June 30, 2017	990,265	(14,046)	976,219
Three months ended September 30, 2017	1,055,593	(19,814)	1,035,779
Three months ended December 31, 2017	1,109,758	(19,341)	1,090,417
Year ended December 31, 2017	4,090,912	(65,623)	4,025,289

Three months ended March 31, 2016	$709,528	$(14,622)	$694,906
Three months ended June 30, 2016	931,211	(14,802)	916,409
Three months ended September 30, 2016	947,558	(15,223)	932,335
Three months ended December 31, 2016	941,852	(11,830)	930,022
Year ended December 31, 2016	3,530,149	(56,477)	3,473,672

	As Reported	Adoption of ASU 2014-09(1)	As Adjusted
Fuel gross margin per gallon:
Three months ended March 31, 2017	$0.166	$(0.024)	$0.142
Three months ended June 30, 2017	0.192	(0.026)	0.166
Three months ended September 30, 2017	0.189	(0.036)	0.153
Three months ended December 31, 2017	0.184	(0.036)	0.148
Year ended December 31, 2017	0.183	(0.030)	0.153

Three months ended March 31, 2016	$0.170	$(0.027)	$0.143
Three months ended June 30, 2016	0.182	(0.027)	0.155
Three months ended September 30, 2016	0.194	(0.027)	0.167
Three months ended December 31, 2016	0.189	(0.022)	0.167
Year ended December 31, 2016	0.184	(0.026)	0.158

(1)
The effect ASU 2014-09 will have on fuel gross margin per gallon will vary from period to period as a result of changes in certain factors that figure into the underlying calculations, including, but not limited to, fuel prices, the value of loyalty awards and loyalty program redemption rates.

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL RECENTLY ISSUED ACCOUNTING PRONOUNCEMENT EFFECT
(in thousands, except per gallon amounts)

	As Reported	Adoption of ASU 2014-09	As Adjusted
Nonfuel revenues:
Three months ended March 31, 2017	$451,746	$12,422	$464,168
Three months ended June 30, 2017	504,722	14,046	518,768
Three months ended September 30, 2017	516,555	19,814	536,369
Three months ended December 31, 2017	471,158	19,341	490,499
Year ended December 31, 2017	1,944,181	65,623	2,009,804

Three months ended March 31, 2016	$436,018	$14,622	$450,640
Three months ended June 30, 2016	494,467	14,802	509,269
Three months ended September 30, 2016	510,559	15,223	525,782
Three months ended December 31, 2016	462,579	11,830	474,409
Year ended December 31, 2016	1,903,623	56,477	1,960,100

	As Reported	Adoption of ASU 2014-09		As Adjusted
Nonfuel gross margin percentage:
Three months ended March 31, 2017	56.6%	110	pts	57.7%
Three months ended June 30, 2017	55.6%	110	pts	56.7%
Three months ended September 30, 2017	55.2%	160	pts	56.8%
Three months ended December 31, 2017	56.0%	180	pts	57.8%
Year ended December 31, 2017	55.8%	140	pts	57.2%

Three months ended March 31, 2016	56.0%	150	pts	57.5%
Three months ended June 30, 2016	55.0%	140	pts	56.4%
Three months ended September 30, 2016	54.9%	130	pts	56.2%
Three months ended December 31, 2016	55.4%	110	pts	56.5%
Year ended December 31, 2016	55.3%	130	pts	56.6%

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL SAME SITE OPERATING DATA
(dollars and gallons in thousands, except per gallon amounts unless indicated otherwise)

CONSOLIDATED SAME SITE OPERATING DATA
The following table presents consolidated operating data for the periods noted for all of the locations in operation on June 30, 2018, that were operated by TA continuously since the beginning of the earliest period presented, with the exception of six locations TA operates that are owned by an unconsolidated joint venture in which TA owns a noncontrolling interest. This data excludes revenues and expenses at locations TA does not operate, such as rents and royalties from franchisees, and corporate level selling, general and administrative expenses. TA does not exclude locations from the same site comparisons as a result of capital improvements to the site or changes in the services offered.

	Three Months Ended June 30,				Six Months Ended June 30,
	2018	2017	Change		2018	2017	Change
Number of same site company operated locations(1)	465	465	—		460	460	—

Diesel sales volume (gallons)	405,324	408,374	(0.7)%		792,647	798,048	(0.7)%
Gasoline sales volume (gallons)	130,822	132,950	(1.6)%		242,868	246,565	(1.5)%
Total fuel sales volume (gallons)	536,146	541,324	(1.0)%		1,035,515	1,044,613	(0.9)%

Fuel revenues	$1,263,085	$955,186	32.2%		$2,330,517	$1,858,090	25.4%
Fuel gross margin	87,398	91,553	(4.5)%		179,119	164,373	9.0%
Fuel gross margin per gallon	$0.163	$0.169	(3.6)%		$0.173	$0.157	10.2%

Nonfuel revenues	$533,546	$517,815	3.0%		$1,002,418	$974,208	2.9%
Nonfuel gross margin	307,621	293,681	4.7%		582,443	556,460	4.7%
Nonfuel gross margin percentage	57.7%	56.7%	100	pts	58.1%	57.1%	100	pts

Total gross margin	$395,019	$385,234	2.5%		$761,562	$720,833	5.7%
Site level operating expenses	252,515	251,779	0.3%		494,992	491,863	0.6%
Site level operating expenses as a percentage of nonfuel revenues	47.3%	48.6%	(130	)pts	49.4%	50.5%	(110	)pts
Site level gross margin in excess of site level operating expenses	$142,504	$133,455	6.8%		$266,570	$228,970	16.4%

(1)
Same site operations for the three months ended June 30, 2018, included 224 travel centers, 226 convenience stores and 15 standalone restaurants that TA operated since April 1, 2017. Same site operations for the six months ended June 30, 2018, included 223 travel centers, 226 convenience stores and 11 standalone restaurants that TA operated since January 1, 2017. The 11 standalone restaurants are not a separately reportable segment but are included in corporate and other in TA's segment information.

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL SAME SITE OPERATING DATA
(dollars and gallons in thousands, except per gallon amounts unless indicated otherwise)

TRAVEL CENTERS SEGMENT SAME SITE OPERATING DATA
The following table presents operating data for the periods noted for all of the travel centers in operation on June 30, 2018, that were operated by TA continuously since the beginning of the earliest period presented, with the exception of two travel centers TA operates that are owned by an unconsolidated joint venture in which TA owns a noncontrolling interest. This data also excludes revenues and expenses at travel centers TA does not operate, such as rents and royalties from franchisees, and corporate level selling, general and administrative expenses. TA does not exclude locations from the same site comparisons as a result of capital improvements to the site or changes in the services offered.

	Three Months Ended June 30,				Six Months Ended June 30,
Travel Centers	2018	2017	Change		2018	2017	Change
Number of same site company operated travel center locations	224	224	—		223	223	—

Diesel sales volume (gallons)	399,231	403,556	(1.1)%		781,962	789,251	(0.9)%
Gasoline sales volume (gallons)	72,311	72,520	(0.3)%		132,974	133,309	(0.3)%
Total fuel sales volume (gallons)	471,542	476,076	(1.0)%		914,936	922,560	(0.8)%

Fuel revenues	$1,113,621	$834,059	33.5%		$2,066,755	$1,634,191	26.5%
Fuel gross margin	72,558	76,140	(4.7)%		153,183	137,810	11.2%
Fuel gross margin per gallon	$0.154	$0.160	(3.8)%		$0.167	$0.149	12.1%

Nonfuel revenues	$455,130	$436,362	4.3%		$861,319	$827,241	4.1%
Nonfuel gross margin	276,510	262,153	5.5%		527,343	500,567	5.3%
Nonfuel gross margin percentage	60.8%	60.1%	70	pts	61.2%	60.5%	70	pts

Total gross margin	$349,068	$338,293	3.2%		$680,526	$638,377	6.6%
Site level operating expenses	219,405	217,593	0.8%		432,286	428,011	1.0%
Site level operating expenses as a percentage of nonfuel revenues	48.2%	49.9%	(170	)pts	50.2%	51.7%	(150	)pts
Site level gross margin in excess of site level operating expenses	$129,663	$120,700	7.4%		$248,240	$210,366	18.0%

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL SAME SITE OPERATING DATA
(dollars and gallons in thousands, except per gallon amounts unless indicated otherwise)

CONVENIENCE STORES SEGMENT SAME SITE OPERATING DATA
The following table presents operating data for the periods noted for all of the convenience stores in operation on June 30, 2018, that were operated by TA continuously since the beginning of the earliest period presented, with the exception of three convenience stores TA operates that are owned by an unconsolidated joint venture in which TA owns a noncontrolling interest. This data also excludes revenues and expenses at convenience stores TA does not operate, such as revenues from a dealer operated convenience store, and corporate level selling, general and administrative expenses. TA does not exclude locations from the same site comparisons as a result of capital improvements to the site or changes in the services offered.

	Three Months Ended June 30,				Six Months Ended June 30,
Convenience Stores	2018	2017	Change		2018	2017	Change
Number of same site company operated convenience store locations	226	226	—		226	226	—

Fuel sales volume (gallons)	64,604	65,248	(1.0)%		120,579	122,053	(1.2)%
Fuel revenues	$149,464	$121,127	23.4%		$263,762	$223,899	17.8%
Fuel gross margin	14,840	15,413	(3.7)%		25,936	26,563	(2.4)%
Fuel gross margin per gallon	$0.230	$0.236	(2.5)%		$0.215	$0.218	(1.4)%

Nonfuel revenues	$69,573	$71,478	(2.7)%		$127,781	$131,827	(3.1)%
Nonfuel gross margin	24,927	24,979	(0.2)%		45,935	45,972	(0.1)%
Nonfuel gross margin percentage	35.8%	34.9%	90	pts	35.9%	34.9%	100	pts

Total gross margin	$39,767	$40,392	(1.5)%		$71,871	$72,535	(0.9)%
Site level operating expenses	28,153	28,766	(2.1)%		55,326	55,603	(0.5)%
Site level operating expenses as a percentage of nonfuel revenues	40.5%	40.2%	30	pts	43.3%	42.2%	110	pts
Site level gross margin in excess of site level operating expenses	$11,614	$11,626	(0.1)%		$16,545	$16,932	(2.3)%

TRAVELCENTERS OF AMERICA LLC
BUSINESS SEGMENT INFORMATION
(in thousands)

The following tables present business segment information for travel centers and convenience stores, or TA's reportable segments, for the three and six months ended June 30, 2018 and 2017.

	Three Months Ended June 30, 2018
	Travel Centers	Convenience Stores	Corporate and Other	Consolidated
Revenues:
Fuel	$1,123,804	$149,538	$24,379	$1,297,721
Nonfuel	460,349	69,589	8,925	538,863
Rent and royalties from franchisees	3,027	52	1,022	4,101
Total revenues	1,587,180	219,179	34,326	1,840,685

Site level gross margin in excess of site level operating expenses	$134,081	$11,483	$1,874	$147,438

Corporate operating expenses:
Selling, general and administrative			$29,959	$29,959
Real estate rent			71,257	71,257
Depreciation and amortization			29,918	29,918
Impairment of goodwill			51,500	51,500
Loss from operations				(35,196)

Interest expense, net			6,860	6,860
Loss from equity investees			(908)	(908)
Loss before income taxes				(42,964)
Benefit for income taxes			9,040	9,040
Net loss				(33,924)
Less: net income for noncontrolling interests				54
Net loss attributable to common shareholders				$(33,978)
Supplemental data:

Gross margin:
Fuel	$73,937	$14,832	$23	$88,792
Nonfuel	279,678	24,931	6,220	310,829
Rent and royalties from franchisees	3,027	52	1,022	4,101
Total gross margin	$356,642	$39,815	$7,265	$403,722

Site level operating expenses	$222,561	$28,332	$5,391	$256,284

TRAVELCENTERS OF AMERICA LLC
BUSINESS SEGMENT INFORMATION
(in thousands)

	Three Months Ended June 30, 2017
	Travel Centers	Convenience Stores	Corporate and Other	Consolidated
Revenues:
Fuel	$834,243	$122,287	$19,689	$976,219
Nonfuel	436,413	71,884	10,471	518,768
Rent and royalties from franchisees	3,493	54	1,225	4,772
Total revenues	1,274,149	194,225	31,385	1,499,759

Site level gross margin in excess of site level operating expenses	$123,747	$11,707	$2,311	$137,765

Corporate operating expenses:
Selling, general and administrative			$38,299	$38,299
Real estate rent			69,144	69,144
Depreciation and amortization			28,649	28,649
Income from operations				1,673

Acquisition costs			63	63
Interest expense, net			7,838	7,838
Income from equity investees			925	925
Loss before income taxes				(5,303)
Benefit for income taxes			2,364	2,364
Net loss				(2,939)
Less: net income for noncontrolling interests				47
Net loss attributable to common shareholders				$(2,986)
Supplemental data:

Gross margin:
Fuel	$76,189	$15,535	$40	$91,764
Nonfuel	262,186	25,115	6,874	294,175
Rent and royalties from franchisees	3,493	54	1,225	4,772
Total gross margin	$341,868	$40,704	$8,139	$390,711

Site level operating expenses	$218,121	$28,997	$5,828	$252,946

TRAVELCENTERS OF AMERICA LLC
BUSINESS SEGMENT INFORMATION
(in thousands)

	Six Months Ended June 30, 2018
	Travel Centers	Convenience Stores	Corporate and Other	Consolidated
Revenues:
Fuel	$2,089,830	$264,540	$43,478	$2,397,848
Nonfuel	874,725	128,001	16,534	1,019,260
Rent and royalties from franchisees	6,155	105	2,004	8,264
Total revenues	2,970,710	392,646	62,016	3,425,372

Site level gross margin in excess of site level operating expenses	$258,100	$16,394	$3,508	$278,002

Corporate operating expenses:
Selling, general and administrative			$67,994	$67,994
Real estate rent			142,069	142,069
Depreciation and amortization			57,466	57,466
Impairment of goodwill			51,500	51,500
Loss from operations				(41,027)

Interest expense, net			14,448	14,448
Loss from equity investees			(2,193)	(2,193)
Loss before income taxes				(57,668)
Benefit for income taxes			13,666	13,666
Net loss				(44,002)
Less: net income for noncontrolling interests				88
Net loss attributable to common shareholders				$(44,090)
Supplemental data:

Gross margin:
Fuel	$156,314	$25,973	$64	$182,351
Nonfuel	535,752	46,008	11,471	593,231
Rent and royalties from franchisees	6,155	105	2,004	8,264
Total gross margin	$698,221	$72,086	$13,539	$783,846

Site level operating expenses	$440,121	$55,692	$10,031	$505,844

TRAVELCENTERS OF AMERICA LLC
BUSINESS SEGMENT INFORMATION
(in thousands)

	Six Months Ended June 30, 2017
	Travel Centers	Convenience Stores	Corporate and Other	Consolidated
Revenues:
Fuel	$1,635,962	$225,993	$37,138	$1,899,093
Nonfuel	830,619	132,586	19,731	982,936
Rent and royalties from franchisees	6,906	108	2,388	9,402
Total revenues	2,473,487	358,687	59,257	2,891,431

Site level gross margin in excess of site level operating expenses	$216,224	$17,070	$4,146	$237,440

Corporate operating expenses:
Selling, general and administrative			$79,602	$79,602
Real estate rent			137,143	137,143
Depreciation and amortization			60,449	60,449
Loss from operations				(39,754)

Acquisition costs			203	203
Interest expense, net			15,222	15,222
Income from equity investees			1,203	1,203
Loss before income taxes				(53,976)
Benefit for income taxes			21,662	21,662
Net loss				(32,314)
Less: net income for noncontrolling interests				70
Net loss attributable to common shareholders				$(32,384)
Supplemental data:

Gross margin:
Fuel	$138,021	$26,780	$126	$164,927
Nonfuel	502,819	46,230	12,923	561,972
Rent and royalties from franchisees	6,906	108	2,388	9,402
Total gross margin	$647,746	$73,118	$15,437	$736,301

Site level operating expenses	$431,522	$56,048	$11,291	$498,861

(End)